ARTICLES OF AMENDMENT

                    FRANKLIN MUTUAL SERIES FUND INC.

           FRANKLIN MUTUAL SERIES FUND INC., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland as follows:


           FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended,


           SECOND: The Charter of the Corporation is amended by changing the names of certain of the sub-series (classes) of each of the Corporation's six series of capital stock as follows:

      EXISTING SUB-SERIES NAME
      Mutual Shares Fund - Class I
      Mutual Shares Fund - Class II
      Mutual Qualified Fund - Class I
      Mutual Qualified Fund - Class II
      Mutual Beacon Fund - Class I
      Mutual Beacon Fund - Class II
      Mutual Discovery Fund - Class I
      Mutual Discovery Fund - Class II
      Mutual European Fund - Class I
      Mutual European Fund - Class II
      Mutual Financial Services Fund - Class I
      Mutual Financial Services Fund - Class II

      NEW SUB-SERIES NAME
      Mutual Shares Fund - Class A
      Mutual Shares Fund - Class C
      Mutual Qualified Fund - Class A
      Mutual Qualified Fund - Class C
      Mutual Beacon Fund - Class A
      Mutual Beacon Fund - Class C
      Mutual Discovery Fund - Class A
      Mutual Discovery Fund - Class C
      Mutual European Fund - Class A
      Mutual European Fund - Class C
      Mutual Financial Series Fund - Class A
      Mutual Financial Series Fund - Class C

           THIRD: The amendments to the Charter of the Corporation as set forth above have been duly approved by a majority of the entire Board of Directors of the Corporation as required by law and are limited to changes expressly permitted by Section 2 605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.


           FOURTH: The amendments to the Charter of the Corporation as set forth above do not change the preferences, conversion OR other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares that are the subject of the name changes.


           IN WITNESS WHEREOF, FRANKLIN MUTUAL SERIES FUND INC. has caused these Articles of Amendment to be signed in its name and on its behalf on this 23rd day of December, 1998 by its Executive Vice President, who acknowledges that these Articles of Amendment are the act of FRANKLIN MUTUAL SERIES FUND INC. and that to the best of his knowledge, information and belief and under penalties of perjury, all matters and facts contained herein are true in all material respects.



Attest:                             FRANKLIN MUTUAL SERIES FUND INC.



By:  /s/ ELIZABETH N. COHERNOUR     /s/ PETER A. LANGERMAN   (SEAL)
     --------------------------     -------------------------
     Elizabeth N. Cohernour         Peter A. Langerman
     General Counsel & Secretary    Executive Vice President